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                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
                                       OF
                  INTERNATIONAL MUREX TECHNOLOGIES CORPORATION
                                       AT
                            U.S.$13.00 NET PER SHARE
                                       BY
                              AAC ACQUISITION LTD.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                              ABBOTT LABORATORIES

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW
   YORK CITY TIME, ON THURSDAY, APRIL 16, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                  March 20, 1998

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated March 20, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer") in connection with the offer by AAC Acquisition Ltd., a British Columbia company ("Purchaser") and an indirect wholly owned subsidiary of Abbott Laboratories, to purchase all of the outstanding common shares, without par value (the "Shares"), of International Murex Technologies Corporation, at a price of U.S. $13.00 per share, net to the seller in cash, without interest thereon, upon the terms and conditions set forth in the Offer. We are the holder of record of the Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    THE BOARD OF DIRECTORS OF INTERNATIONAL MUREX TECHNOLOGIES CORPORATION HAS UNANIMOUSLY APPROVED THE OFFER AND EITHER THE COMPULSORY ACQUISITION OR THE AMALGAMATION AND RECOMMENDS THAT THOSE SHAREHOLDERS WHO WISH TO RECEIVE CASH FOR ALL OR A PORTION OF THEIR SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    PLEASE NOTE CAREFULLY THE FOLLOWING:

           1. The tender price is U.S.$13.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

           2. The Offer, proration period and withdrawal rights expire at 12:00 Midnight, New York City time, on Thursday, April 16, 1998, unless the Offer is extended.

           3.  The Offer is being made for all of the Common Shares.

           4. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES WHICH CONSTITUTES AT LEAST 75% OF THE COMPANY'S OUTSTANDING VOTING POWER (ASSUMING THE EXERCISE OF ALL OUTSTANDING OPTIONS TO PURCHASE SHARES WHICH OPTIONS ARE NOT SUBJECT TO BINDING AGREEMENTS TO CANCEL) AND (2) THE EXPIRATION OR TERMINATION OF ANY APPLICABLE
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       WAITING PERIOD UNDER THE HART-SCOTT-RODINO ACT, THE CANADIAN COMPETITION
       ACT, THE INVESTMENT CANADA ACT, ANY APPLICABLE REQUIREMENTS OF ANY LAWS OR REGULATIONS RELATING TO THE REGULATION OF MONOPOLIES OR COMPETITION IN GERMANY, OR APPLICABLE REQUIREMENTS OF THE UNITED KINGDOM FAIR TRADING ACT. SEE "THE TENDER OFFER--13. CERTAIN CONDITIONS OF THE OFFER" IN THE OFFER TO PURCHASE.

           5. Any brokerage fees, commissions or stock transfer taxes applicable to the sale of the Shares to Purchaser pursuant to the Offer will be paid by such Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

    YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, APRIL 16, 1998, UNLESS PURCHASER EXTENDS THE OFFER.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
                                       OF
                  INTERNATIONAL MUREX TECHNOLOGIES CORPORATION

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 20, 1998 and the related Letter of Transmittal (which collectively constitute the "Offer") in connection with the offer by AAC Acquisition Ltd., a British Columbia company and an indirect wholly owned subsidiary of Abbott Laboratories, to purchase all of the outstanding common shares, without par value (the "Shares") of International Murex Technologies Corporation.

    This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Number(1) of Shares to be Tendered:  -------    Common Shares

Account Number:  ---------------------------------------------

Dated:  ------------------------, 1998

                                   SIGN HERE
Signature(s):
Print Name(s):
Print Address(ses):
Area Code and Telephone No.:
Taxpayer ID No. or Social Security No.:

(1)Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.